UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 26, 2009

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 26, 2009 Comstock Homes of Washington, L.C. (the “Company”), a wholly owned subsidiary of Comstock Homebuilding Companies, Inc. (“Comstock”) concurrently entered into a Fourth Amendment to Sub-Lease Agreement (the “Lease Amendment”) and a Services Agreement (the “Services Agreement”) with Comstock Asset Management, L.C., (“CAM”) an entity which is wholly owned by Christopher Clemente, Comstock’s Chairman and Chief Executive Officer. Under the terms of the Lease Amendment, CAM released the Company from its lease obligation with respect to 1,377 square feet of space at its headquarters in Reston, Virginia. In consideration of the release the Company agreed to pay a $50,000.00 termination fee to CAM which is payable at a rate of $5,000.00 per month for ten months. After the amendment, the Company had 15,781 square feet remaining under its sub-lease with CAM with annual rent of $501,748.00. Under the terms of the Services Agreement the Company agreed to provide project management and leasing services to CAM for a term of ten (10) months at a rate of $5,000.00 per month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2009

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
General Counsel and Secretary